UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2003

SALEM COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26497 (Commission File Number)	77-0121400 (IRS Employer Identification No.)

4880 Santa Rosa Road, Camarillo, California (Address of Principal Executive Offices)	93012 (Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

TABLE OF CONTENTS

ITEM 9. REGULATION FD DISCLOSURE
ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
EXHIBITS
SIGNATURE
EXHIBIT INDEX
Exhibit 99.1

ITEM 9.     REGULATION FD DISCLOSURE*

     On August 4, 2003, Salem Communications Corporation issued a press release regarding the results of operations for second quarter 2003. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 12.     RESULTS OF OPEARATIONS AND FINANCIAL CONDITION*

     On August 4, 2003, Salem Communications Corporation issued a press release regarding the results of operations for second quarter 2003. A copy of the press release is attached hereto as Exhibit 99.1.

     * The information furnished under Item 9 and Item 12 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION
Date: August 4, 2003
By: /s/ EVAN D. MASYR

Evan D. Masyr
Vice President and Corporate Controller

EXHIBIT 99.1

SALEM COMMUNICATIONS ANNOUNCES STRONG SECOND QUARTER 2003 RESULTS

Second Quarter 2003 Same Station Revenue and Same Station Operating Income
Increase 7.8% and 20.2%, Respectively

CAMARILLO, CA August 4, 2003 – Salem Communications Corporation (Nasdaq: SALM), the leading radio broadcaster focused on religious and family themes programming, announced today strong results for the quarter ended June 30, 2003.

Commenting on these results, Edward G. Atsinger III, President and CEO said, “Salem's results demonstrate a strong and successful performance for the first half of 2003, despite an uncertain economic environment. Our same station revenue growth rates have, once again, led the industry as a result of the continued growth of our music stations, complemented by the consistent and reliable nature of our block programming business. This revenue growth, combined with careful cost management, has resulted in a very noteworthy 21% growth in station operating income.”

Second Quarter 2003 Results

For the quarter ended June 30, 2003, net broadcasting revenue increased 8.4% to $43.4 million from $40.1 million in the same quarter a year ago. The company reported operating income of $8.9 million for the quarter, compared with operating income of $4.4 million for the same quarter last year. The company reported net income of $1.8 million for the quarter, or $0.08 per diluted share, compared with a net loss of $1.6 million, or $0.07 loss per diluted share, for the same quarter last year.

Station operating income (“SOI”) increased 20.8% to $15.9 million from $13.2 million in the corresponding 2002 quarter. Station operating income margin increased to 36.7% in the second quarter of 2003 from 32.9% in the second quarter of 2002.

EBITDA increased 70.4% to $11.9 million in the second quarter of 2003 compared to $7.0 million in the same quarter last year. EBITDA for second quarter 2002 includes a one-time $2.3 million legal settlement cost write-off. Excluding the impact of this write-off, Adjusted EBITDA increased 28.3% to $11.9 million from $9.3 million.

On a same station basis, net broadcasting revenue and station operating income increased 7.8% to $43.2 million and 20.2% to $15.8 million, respectively, for the second quarter of 2003 as compared to the second quarter of 2002.

Per share numbers were calculated based on 23,573,321 weighted average diluted shares for the quarter ended June 30, 2003, and 23,469,604 weighted average diluted shares for the comparable 2002 period.

SOI Margin Composition Analysis

The following analysis of the company's radio station portfolio, which is for analytical purposes only, separates each station into one of four categories based upon second quarter 2003 performance. The company believes this analysis is helpful in assessing the portfolio's financial and operational performance.

Three Months Ended June 30,
(Revenue and SOI in millions)

	2002					2003

SOI Margin %	Stations	Revenue	SOI	Average SOI%		Stations	Revenue	SOI	Average SOI%

50% or greater	10	$8.8	$5.5	62.5%		14	$11.5	$7.1	61.5%
30 to 49%	29	15.9	6.5	40.7%		24	17.3	7.5	43.6%
0 to 29%	29	8.9	2.0	22.6%		38	9.9	1.8	17.9%
Less than 0%	15	2.9	(1.4)	(49.9%	)	9	1.3	(0.3)	(20.8%	)

Subtotal	83	36.5	12.6	34.4%		85	40.0	16.1	40.2%
Other	–	3.6	0.6	17.7%		–	3.4	(0.2)	(5.3%	)

Total	83	$40.1	$13.2	32.9%		85	$43.4	$15.9	36.7%

Year to Date 2003 Results

For the six months ended June 30, 2003, net broadcasting revenue increased 8.4% to $82.1 million from $75.8 million for the same period last year. The company reported operating income of $12.1 million for the first six months of 2003, compared with operating income of $8.6 million for the same period last year. The company reported a net loss of $4.2 million, or $0.18 loss per diluted share, compared with a net loss of $3.4 million, or $0.15 loss per diluted share, for the same period last year. The net loss for the first six months of 2003 included a one-time loss (net of an income tax benefit) of $4.0 million, or $0.17 loss per share, as a result of the early retirement of $100 million of the company's 9.5% senior subordinated notes.

Station operating income increased 16.8% to $28.3 million from $24.2 million in the corresponding 2002 period. Station operating margin increased to 34.4% for the first six months of 2003, from 31.9% in the same period of 2002.

EBITDA decreased 14.7% to $11.6 million in the first half of 2003 compared to $13.6 million in the same period last year. EBITDA includes one-time costs of $6.4 million for a bond redemption, a $2.2 million cost due to a denied tower site and license upgrade in 2003, and a $2.3 million legal settlement cost in 2002. Excluding the impact of these items, Adjusted EBITDA increased 27.3% to $20.2 million from $15.9 million.

For the six months ended June 30, 2003, same station net broadcasting revenue and station operating income increased 7.8% and 16.3%, respectively, as compared to the comparable 2002 period.

Per share numbers were calculated based on 23,484,817 weighted average shares for the six months ended June 30, 2003, and 23,463,884 for the comparable 2002 period.

Station Acquisitions

Since March 31, 2003, Salem has announced that it has entered into or completed several radio stations acquisitions including:

°The completion of the acquisition of WJGR-AM, WZNZ-AM, WZAZ-AM and WBGB-FM, in Jacksonville, Florida, from Concord Media Group Inc. for approximately $8.5 million.
°The pending acquisition of WAMG-AM in Boston, Massachusetts, from Mega Communications for approximately $8.6 million.
°The pending acquisition of KKCS-AM in Colorado Springs, Colorado, from Walton Stations - Colorado, Inc. for approximately $1.5 million.

Third Quarter Outlook

Salem achieved same station revenue growth of 7% for July and based on its most recent pacings, Salem expects third quarter same station revenue growth in the high single digits.

For the third quarter of 2003, Salem is projecting net broadcasting revenue of between $42.8 and $43.3 million. Net income for the third quarter of 2003 is projected to be between $0.06 and $0.07 per share. Salem is projecting station operating income of between $15.0 and $15.5 million for the third quarter of 2003.

Third quarter 2003 guidance reflects the following:

°Continued growth from Salem's contemporary Christian music radio stations.
°Continued softness at the company's network operations.
°Start-up losses of approximately $0.3 million associated with the acquisition of radio stations in the Jacksonville, Florida market.

Additionally, for 2003 as a whole, the company expects corporate expenses of approximately $16.0 million. Salem expects acquisition and improvement related capital expenditures of approximately $7.0 million, and maintenance capital expenditures of approximately $3.0 million.

Balance Sheet

As of June 30, 2003, the company had net debt of $312.0 million and was in compliance with all of its covenants under the credit facility and bond indentures. Salem's bank leverage ratio was 6.7 as of June 30, 2003 versus a compliance covenant of 7.0. Salem's bond leverage ratio was 6.1 as of June 30, 2003 versus an incurrence covenant of 7.0.

Salem will host a teleconference to discuss its results today at 5:00 PM Eastern Time. To access the teleconference, please dial 973-582-2741 ten minutes prior to the start time. The teleconference will also be available live and via archived webcast on the investor relations portion of the company's website, located at www.salem.cc. If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through August 15, 2003, which can be accessed by dialing 973-341-3080, passcode 4066716, or on the company's website.

Salem Communications, headquartered in Camarillo, California, is the leading radio broadcaster focused on religious and family-themed programming. Upon the completion of all announced transactions, the company will own and operate 92 radio stations, in 36 radio markets, including 58 stations in the top 25 markets. In addition to its radio properties, Salem owns the Salem Radio Network, which syndicates talk, news and music programming to approximately 1,600 affiliated radio stations throughout the United States; Salem Radio Representatives, a national sales force; Salem Web Network, leading Internet providers of Christian focused content; and Salem Publishing, a leading producer of Christian trade and consumer publications.

Analyst, Investor and Media Contacts:
Amanda Strong-Larson
Manger of Investor Relations
Salem Communications
(805) 987-0400 ext. 1081
amandas@salem.cc

Forward Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of recently launched music formats, competition in the radio broadcast, Internet and publishing industries and from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

The company's results include non-GAAP financial measures of station operating income, which is defined as net broadcasting revenue minus broadcasting operating expenses, and EBITDA, which is defined by the SEC as net income plus interest expense, tax, depreciation and amortization and minus interest income. Salem's definition of station operating income is not necessarily comparable to similarly titled measures reported by other companies. Salem has provided supplemental information, as an attachment to this press release, which reconciles non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles (“GAAP”).

Station operating income and EBITDA are not measures of performance calculated in accordance with GAAP; they should viewed as a supplement to and not a substitute for results of operations presented on the basis of GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, are useful to investors because they are generally recognized by the radio broadcasting industry as a tool to provide useful measures of the company's operating performance and to apply valuation methodologies for companies in the media, entertainment and communications industries. These measures are used by investors and by analysts who report on the industry to provide comparisons between broadcasting groups. Salem uses these non-GAAP financial measures as key measures of operating efficiency and profitability.

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	June 30,
	2002	2003

Assets
Cash	$26,325	$3,993
Restricted cash	107,661	–
Deferred income taxes	2,281	4,043
Other current assets	34,556	35,396
Property, plant and equipment, net	99,194	96,298
Intangible assets, net	380,508	379,768
Bond issue costs	7,854	6,009
Fair value in excess of book value of interest rate swap	7,790	7,316
Other assets	6,040	6,427

Total assets	$672,209	$539,250

Liabilities and Stockholders' Equity
Current liabilities	$121,378	$18,439
Long-term debt and capital lease obligations	350,908	323,381
Deferred income taxes	26,447	25,567
Other liabilities	1,548	4,131
Stockholders' equity	171,928	167,732

Total liabilities and stockholders’ equity	$672,209	$539,250

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2002	2003	2002	2003

Gross broadcasting revenue	$43,618	$47,379	$82,588	$89,435
Less agency commissions	3,552	3,951	6,802	7,301

Net broadcasting revenue	40,066	43,428	75,786	82,134
Other media revenue	1,856	2,234	3,551	4,155

Total revenue	41,922	45,662	79,337	86,289
Operating expenses:
Broadcasting operating expenses	26,888	27,505	51,573	53,843
Costs of denied tower site and license upgrade	–	–	–	2,202
Other media operating expenses	1,702	2,116	3,735	3,976
Legal settlement	2,300	–	2,300	–
Corporate expenses	3,731	4,027	7,418	8,071
Depreciation and amortization	2,905	3,070	5,757	6,095

Total operating expenses	37,526	36,718	70,783	74,187

Operating income	4,396	8,944	8,554	12,102
Other income (expense):
Interest income	22	17	62	171
Loss on sale of assets	(225)	–	(451)	–
Interest expense	(6,719)	(5,600)	(13,425)	(12,236)
Loss on early redemption of long-term debt	–	–	–	(6,440)
Other expense, net	(112)	(92)	(276)	(161)

Income (loss) before income taxes and discontinued operations	(2,638)	3,269	(5,536)	(6,564)
Provision (benefit) for income taxes	(979)	1,427	(2,096)	(2,318)

Income (loss) before discontinued operations	(1,659)	1,842	(3,440)	(4,246)
Discontinued operations, net of tax	31	–	13	–

Net income (loss)	$(1,628)	$1,842	$(3,427)	$(4,246)

Basic and diluted income (loss) per share before discontinued operations	$(0.07)	$0.08	$(0.15)	$(0.18)
Discontinued operations per share	–	–	–	–

Basic and diluted net income (loss) per share after discontinued operations	$(0.07)	$0.08	$(0.15)	$(0.18)
Basic weighted average shares outstanding	23,469,604	23,573,321	23,463,884	23,484,817

Diluted weighted average shares outstanding	23,469,604	23,485,522	23,463,884	23,484,817

Other Data:
Station operating income	$13,178	$15,923	$24,213	$28,921
Station operating margin	32.9%	36.7%	31.9%	34.4%
EBITDA	$6,995	$11,922	$13,597	$11,596

Salem Communications Corporation
Supplemental Information

					Projected
	Three Months Ended		Six Months Ended		Three Months Ending
	June 30,		June 30,		September 30, 2003
	2002	2003	2002	2003	Low	High

	(in thousands)				(in millions)
Capital expenditures
Acquisition related/income producing	$1,390	$466	$4,679	$1,411
Maintenance	1,275	918	2,579	1,698

Total capital expenditures	$2,665	$1,384	$7,258	$3,109

Tax information
Cash tax expense	$126	$153	$134	$446
Deferred tax expense	(1,105)	1,274	(2,230)	(2,764)

Provision (benefit) for income taxes	$(979)	$1,427	$(2,096)	$(2,318)

Tax benefit of non-book amortization	$2,903	$2,762	$5,647	$5,526

Reconciliation of Station Operating Income to Operating Income
Station operating income	$13,178	$15,923	$24,213	$28,291	$15.0	$15.5
Plus:
Other media revenue	1,856	2,234	3,551	4,155	2.0	2.0
Less:
Cost of denied tower site and license upgrade	–	–	–	(2,202)	–	–
Other media operating expenses	(1,702)	(2,116)	(3,735)	(3,976)	(2.0)	(2.0)
Less legal settlement	(2,300)	–	(2,300)	–	–	–
Corporate expenses	(3,731)	(4,027)	(7,418)	(8,071)	(4.0)	(4.0)
Depreciation and amortization	(2,905)	(3,070)	(5,757)	(6,095)	(3.1)	(3.1)

Operating income	$4,396	$8,944	$8,554	$12,102	$7.9	$8.4

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$9,295	$11,922	$15,897	$20,238
Less:
Cost of denied tower site and license upgrade	–	–	–	(2,202)
Less legal settlement	(2,300)	–	(2,300)	–
Loss on early redemption of long-term debt	–	(6,440)	–	(6,440)
Adjusted EBITDA	$9,295	$11,922	$15,897	$20,238

EBITDA	6,995	11,922	13,597	11,596
Plus:
Interest income	22	17	62	171
Less:
Depreciation and amortization	(2,905)	(3,070)	(5,757)	(6,095)
Interest expense	(6,719)	(5,600)	(13,425)	(12,236)
(Provision) benefit for income taxes	979	(1,427)	2,096	2,318

Net income (loss)	$(1,628)	$1,842	$(3,427)	$(4,246)